THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 55
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: January 18, 2005
Issue Date: January 21, 2005
The date of this Pricing Supplement is January 18, 2005

Fixed Rate Notes

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                                                                                                  Interest
                                             Price to    Discounts &                               Payment
 CUSIP#     Interest Rate    Maturity Date    Public     Commissions     Reallowance    Dealer    Frequency
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
07387EGV3            5.60%     1/15/2030       100.00%         2.50%          0.350%    98.00%      Semi
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
                                               Subject to Redemption
                                               ---------------------
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First Interest   First Interest   Survivor's                                               Aggregate
 Payment Date    Payment Amount     Option     Yes/No   Date and Terms of Redemption   Principal Amount    Net Proceeds
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
  7/15/2005              $27.07      Yes        Yes     Commencing on 1/15/2010 and       $4,016,000        $3,915,600
                                                        on the 15th of each month
                                                        thereafter until Maturity,
                                                        the Notes may be called in
                                                        whole at par at the option
                                                        of the Company on ten
                                                        calendar days notice.
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

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.